UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 28, 2007

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30229	04-3387074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On March 28, 2007, the Compensation Committee of the Board of Directors of Sonus Networks, Inc. (the “Company”) approved a cash bonus program for fiscal 2007 for executive officers and certain other employees of the Company, including the chief executive officer, chief financial officer and other executive officers of the Company. The bonus awards will be based fifty percent (50%) on the Company’s achievement of certain revenue, operating income and earnings per share targets and fifty percent (50%) on individual performance objectives. Under the program, any bonus based on the achievement of individual performance objectives to the chief executive officer is awarded by the Compensation Committee and any bonuses based on the achievement of individual performance objectives to other executive officers and employees are awarded by the chief executive officer and Compensation Committee. The target bonus amount for each executive officer is set forth below:

Name	Title	Target Incentive
Hassan Ahmed	Chief Executive Officer	$ 425,000

Jim Collier	Vice President, Worldwide Sales	300,000

Paul McDermott	Vice President, Finance and Controller	38,710

Albert Notini	President and Chief Operating Officer	276,250

Ellen Richstone	Chief Financial Officer	163,894

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2007	SONUS NETWORKS, INC.

	By:	/s/ Charles J. Gray
Charles J. Gray
Vice President and General Counsel